EXHIBIT 1.01

                           TERMS AGREEMENT


                                                November 13, 1996



Smith Barney Holdings Inc.
388 Greenwich Street
New York, New York 10013

Attention: Chief Financial Officer
           -----------------------

Dear Sirs:

     We understand that Smith Barney Holdings Inc., a Delaware corporation (the "Company"), proposes to issue and sell $200,000,000 aggregate principal amount of its debt securities (the "Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, we, as underwriters (the "Underwriters"), offer to purchase, severally and not jointly, the principal amount of Securities set forth opposite our respective names on the list attached hereto at 98.866% of the principal amount thereof, plus accrued interest from November 15, 1996, to the date of delivery. The Closing Date shall be November 18, 1996 at 9:00 A.M. at the offices of Smith Barney Holdings Inc., 388 Greenwich Street, New York, New York 10013.

     The Securities shall have the following terms:

      Title:                 6.625% Notes due November 15,
                             2003
      Maturity:              November 15, 2003
      Interest Rate:         6.625%
      Interest Payment
         Dates:              May 15 and November 15
                             commencing May 15, 1997

      Regular Record
         Dates:              April 30 and October 31

      Initial Price          99.416% of the principal
         To Public           amount thereof plus accrued
                             interest, from November 15,
                             1996, to the date of delivery

      Redemption
         Provisions:         The Securities are not redeem-
                             able by the Company prior to
                             maturity

     All the provisions contained in the document entitled "Smith Barney Shearson Holdings Inc. - Debt Securities - Underwriting Agreement Basic Provisions" and dated October 29, 1993 (the "Basic Provisions"), a copy of which you have previously received, are, except as indicated below, herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Basic Provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.

     Basic Provisions varied with respect to this Term Agreement:

(A) Notwithstanding the provisions set forth in Section 3 of the Basic Provisions, the Company and the Under- writers hereby agree that the Securities will be in the form of Book-Entry Notes and shall be delivered on November 18, 1996 against payment of the purchase price to the Company by wire transfer in immediately available funds to such accounts with such financial institutions as the Company may direct; and

(B) In the first line of Section 2(a), delete "A registra- tion statement on Form S-3 (File No. 33-70340), in- cluding a prospectus, relating to the Securities has been prepared" and insert in lieu therof "A registra- tion statement on Form S-3 (File No. 33-92706), in- cluding a prospectus, relating to the Securities has been prepared." Any references in the Basic Provi- sions to a Registration Statement shall be deemed a reference to such Registration Statement on Form S-3.

     The Underwriters hereby agree in connection with the underwriting of the Securities to comply with the requirements set forth in any applicable sections of Schedule E to the By-Laws of the National Association of Securities Dealers, Inc.

     A. George Saks, Esq., is counsel to the Company. Skadden, Arps, Slate, Meagher & Flom LLP is counsel to the Underwriters.

     The Securities will be made available for checking and packaging at the designated office of Citibank, N.A. at least 24 hours prior to the Closing Date.

     Please accept this offer no later than 9:00 o'clock P.M. on November 13, 1996, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:

     "We hereby accept your offer, set forth in the Terms Agreement, dated November 13, 1996, to purchase the Securities on the terms set forth therein."

                                    Very truly yours,


                                    SMITH BARNEY INC.
                                    BA SECURITIES, INC.
                                    GOLDMAN, SACHS & CO.
                                    HSBC SECURITIES, INC.
                                    LEHMAN BROTHERS INC.
                                    J.P. MORGAN SECURITIES INC.
                                    MORGAN STANLEY & CO.
                                     INCORPORATED


                                    By:     SMITH BARNEY INC.


                                    By:  /s/ Jeffrey S. Poorman
                                        ---------------------------------
                                        Name:  Jeffrey S. Poorman
                                        Title: Director


ACCEPTED:

SMITH BARNEY HOLDINGS INC.



By: /s/ Firoz B. Tarapore
   ---------------------------------
   Name:  Firoz B. Tarapore
   Title: Assistant Treasurer

                                                                  Principal
Underwriters                                                       Amount
------------                                                  ----------------

Smith Barney Inc............................................  $     29,000,000
BA Securities, Inc. ........................................        28,500,000
Goldman, Sachs & Co.........................................        28,500,000
HSBC Securities, Inc........................................        28,500,000
Lehman Brothers Inc.........................................        28,500,000
J.P. Morgan Securities Inc. ................................        28,500,000
Morgan Stanley & Co. Incorporated ..........................        28,500,000
                                                                    ----------
       Total ...............................................  $    200,000,000
                                                              ================